Docusign Envelope ID: BA87B6D1-49CF-467A-B7B6-4DAD0E2588D8

AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of March 4, 2026:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Dorsey Wright Thematic ETF	0.50%	November 13, 2018	November 20, 2025	October 25, 2019
Global X Alternative Income ETF	0.50%	March 10, 2015	November 20, 2025	July 13, 2015
Global X Blockchain & Bitcoin Strategy ETF	0.65%	September 17, 2021	November 20, 2025	November 15, 2021
Global X U.S. Preferred ETF	0.23%	February 24, 2017	November 20, 2025	September 11, 2017
Global X Variable Rate Preferred ETF	0.25%	February 18, 2020	November 20, 2025	June 22, 2020
Global X Emerging Markets Bond ETF	0.39%	February 18, 2020	November 20, 2025	June 1, 2020
Global X Adaptive U.S. Risk Management ETF	0.39%	November 11, 2020	November 20, 2025	January 12, 2021
Global X Interest Rate Volatility & Inflation Hedge ETF	0.45%	February 25, 2022	November 20, 2025	July 5, 2022
Global X Emerging Markets ex-China ETF	0.75%	September 16, 2022	November 20, 2025	May 12, 2023
Global X Emerging Markets Great Consumer ETF	0.75%	September 16, 2022	November 20, 2025	May 12, 2023
Global X Brazil Active ETF	0.75%	May 19, 2023	November 20, 2025	August 16, 2023
Global X India Active ETF	0.75%	May 19, 2023	November 20, 2025	August 17, 2023
Global X Bitcoin Trend Strategy ETF	0.95%	August 17, 2023	November 20, 2025	March 20, 2024
Global X MLP & Energy Infrastructure Covered Call ETF	0.60%	March 7, 2024	November 20, 2025	May 7, 2024
Global X Bitcoin Covered Call ETF	0.75%	May 21, 2024	November 20, 2025	June 3, 2025
Global X Russell 2000 Covered Call ETF	0.60%	November 13, 2018	November 20, 2025	April 17, 2019
Global X Russell 2000 Covered Call & Growth ETF	0.35%	August 10, 2022	November 20, 2025	October 4, 2022
Global X Treasury Bond Enhanced Income ETF	0.29%	March 4, 2025	November 20, 2025	July 15, 2025
Global X Zero Coupon Bond 2030 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Zero Coupon Bond 2031 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Zero Coupon Bond 2032 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Zero Coupon Bond 2033 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Zero Coupon Bond 2034 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Zero Coupon Bond 2035 ETF	0.07%	September 18, 2025	November 20, 2025	January 6, 2026
Global X Commodity Strategy ETF	0.55%	September 18, 2025	November 20, 2025	February 10, 2026
Global X S&P 500® Covered Call ETF	0.60%	September 13, 2018	November 20, 2025	December 24, 2018
Global X U.S. 500 Income Edge℠ ETF	0.50%	November 20, 2025		February 17, 2026
Global X Nasdaq-100® Income Edge℠ ETF	0.50%	November 20, 2025		February 17, 2026
Global X Adaptive Risk Managed High Yield ETF	0.30%	March 4, 2026		

* Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS By: Margaret Mo Title: Assistant Secretary GLOBAL X MANAGEMENT COMPANY LLC By: Alex Ashby Title: Chief Operating Officer Docusign Envelope ID: BA87B6D1-49CF-467A-B7B6-4DAD0E2588D8